EXHIBIT 99.1 Press Release

FOR IMMEDIATE RELEASE

ACCESS PLANS REPORTS FIRST QUARTER OPERATING RESULTS

NORMAN, Oklahoma — February 16, 2012 – Access Plans, Inc. (OTCBB: APNC), a leading membership benefits marketing company, today announced its operating results for the first quarter of FY2012.

As announced earlier today, the Company has materially agreed to terms for the sale of the Company’s insurance marketing business segment, America’s Health Care Plan/Rx Agency, Inc. (AHCP) to RF Group, for an undisclosed price. In reporting the Company’s operating results for the first quarter of FY2012, the assets, liabilities, results of operations and cash flows related to AHCP have been classified as “discontinued operations”. During the quarter ended December 31, 2011, the Company recognized a non-cash goodwill impairment expense in the amount of $0.4 million following the Board of Directors’ November 2011 decision that management should explore the sale or discontinuance of the Insurance Marketing segment business.

First Quarter Results

Revenues for the three months ended December 31, 2011 decreased 8% to approximately $8.5 million, compared with approximately $9.2 million in the prior-year period. The decrease in revenues primarily reflected growth in the Company’s Wholesale Plans Division revenues of approximately $0.4 million, offset by a decrease of $1.1 million in Retail Plans Division revenues due to a small number of existing clients reaching the end of their contract terms.

Net income decreased, due to the abovementioned $0.4 million goodwill impairment expense associated with the discontinuance of the Insurance Marketing segment, to approximately $1.2 million in the most recent quarter, versus net income of approximately $1.5 million in the year-earlier quarter. Fully diluted earnings per share totaled $0.08 from continuing operations and $0.06 including discontinued operations, versus $0.08 in last year’s first quarter. The number of weighted average diluted shares outstanding approximated 21.1 million during the most recent quarter, compared with 20.0 million shares in the first quarter of FY2011.

“The Company recorded a solid financial performance during the first quarter of Fiscal 2012,” stated Danny Wright, Chairman and Chief Executive Officer of Access Plans, Inc. “The impairment charge associated with the Board’s decision to designate the insurance marketing division as a ‘discontinued operation’ had a one-time negative impact on total net income of two cents per share, with no effect on our cash position. The Wholesale Plans division reported another excellent quarter both in revenue and earnings growth, and the Retail Plans division increased earnings slightly while positioning itself for a resumption in revenue growth later in the fiscal year.”

Wholesale Plans

Revenues generated by the Wholesale Plans Division increased 7% to $6.5 million in the most recent quarter, versus $6.1 million in the prior-year period. The increase was attributable to improved sell-through at existing locations, as well as the addition of new accounts. Gross profit increased 14% to $2.6 million in the first quarter of FY2012, versus $2.3 million in the prior-year quarter, reflecting higher revenue and reductions in product service expenses. Divisional operating income increased 23% to $2.2 million, versus $1.8 million in the first quarter of FY2011.

Retail Plans

First quarter revenues in the Retail Plans Division decreased 23% to $3.5 million, prior to inter-company eliminations, versus $4.6 million in the first quarter of FY2011. The decrease was attributable primarily to declines in the division’s legacy business. Gross margins decreased 8%, from $2.4 million in last year’s first quarter to $2.2 million in the most recent quarter. Operating income for the segment approximated $1.2 million, representing no significant change from the year-earlier quarter.

Discontinued Operations

Discontinued operations (AHCP) produced revenues of $2.9 million in the first quarter of FY2012, versus revenues of $5.1 million in last year’s corresponding quarter. A $0.4 million loss from discontinued operations, net of taxes, during the first quarter of FY2012 included a non-cash $0.4 million goodwill impairment expense. In the first quarter of FY2011, discontinued operations generated income of $0.02 million, net of taxes.

Other Matters

Cash, cash equivalents and restricted cash totaled $14.6 million at December 31, 2011, which represented a 19% increase when compared with such liquid assets on September 30, 2011. The Company has no long-term debt outstanding, and stockholders’ equity approximated $21.9 million at the end of the most recent quarter.

The Company continues its previously announced engagement to explore strategic initiatives with Southwest Securities, Inc.

About Access Plans, Inc.

Access Plans, Inc. (OTCBB: APNC) is a leading membership benefits marketing company. The Wholesale and Retail Plans divisions specialize in turnkey, private-label membership benefit plans that provide discount products and services, protection benefits and retail services to more than 1 million customers in the United States and Canada. For more information, please visit: www.accessplans.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and the Company assumes no responsibility for updating such forward-looking statements after the date of this release.

Contact:

Access Plans, Inc.

Robert Hoeffner

405-579-8525

bhoeffner@accessplans.com

or

RJ Falkner & Company, Inc.

Investor Relations Counsel

830-693-4400

info@rjfalkner.com

Access Plans, Inc.

Consolidated Statements of Operations

(Unaudited and dollars in thousands, except earnings per share)

	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended December 31,
	2011	2010	Change
Net revenues	$8,469	$9,213	$(744)	-8%

Direct costs	3,630	4,511	(881)	-20%

Gross profit	4,839	4,702	137	3%

Operating expenses	2,024	2,244	(220)	-10%

Operating income	2,815	2,458	357	15%

Net other income (expense)	19	19	—	0%

Provision for income taxes, net	1,204	985	219	22%

Income from continuing operations	1,630	1,492	138	9%

Income (loss) from discontinued operations, net of taxes	(428)	20	(448)	-2240%

Net income	$1,202	$1,512	$(310)	-21%

	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended December 31,
	2011	2010	Change
Per Share Data:

Basic, from continuing operations	$0.08	$0.08	—	0%

Basic, from discontinued operations	$(0.02)	$0.00	(0.02)	-2088%

Diluted	$0.06	$0.08	(0.01)	11%

Average Shares Outstanding:

Basic	19,927	19,877	50	0%

Diluted	21,077	20,028	1,049	5%

	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended December 31,
	2011	2010	Change
Segment net revenues

Wholesale Plans	$6,452	$6,054	$398	7%

Retail Plans	3,524	4,574	(1,050)	-23%

Eliminations	(1,507)	(1,415)	(92)	6%

	$8,469	$9,213	$(744)	-8%

	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended December 31,
	2011	2010	Change
Segment operating income

Wholesale Plans	$2,226	$1,810	$416	23%

Retail Plans	1,246	1,228	18	-1%

Corporate	(657)	(580)	(77)	-13%

	$2,815	$2,458	$357	15%

Access Plans, Inc.

Condensed Consolidated Balance Sheets

(Unaudited and dollars in thousands)

	September 30,	September 30,
		September 30,
		2011
	December 31,	(Derived From
	2011	Audited
	(Unaudited)	Statements)

Total current assets	$21,622	$20,537
Total assets	$27,507	$27,376
Total current and long term liabilities	$5,599	$6,685
Total stockholders’ equity	$21,908	$20,671
Total liabilities and stockholders’ equity	$27,507	$27,376